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                                                                    Exhibit 23.1

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                                                      PricewaterhouseCoopers LLP
                                                           Chartered Accountants
                                                                       PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                         Toronto Dominion Centre
                                                                Toronto, Ontario
                                                                  Canada M5K 1G8
                                                       Telephone +1 416 863 1133
                                                       Facsimile +1 416 365 8215




The Board of Directors

Hub International Limited

55 East Jackson Blvd.
Chicago, IL 60604 U.S.A.

June 17, 2002


Dear Sirs:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 18, 2002, except for note 19 which is dated as of May 30, 2002, relating to the financial statements and financial statement schedules of Hub International Limited, which report appears in the Registration Statement on Form S-1 (No. 333-84734). We also consent to the references to us under the headings "Selected historical consolidated financial data" and "Experts" in such Registration Statement on Form S-1 (No. 333-84734).

Yours truly,


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP
    Chartered Accountants





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.